ARTICLES OF INCORPORATION
                                OF
                   PROVIDENCE CAPITAL II, INC.

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned incorporator, being a natural person of the age of eighteen (18) years or more, and desiring to form a corporation under the laws of the State of Colorado, does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Colorado these Articles of Incorporation.


                            ARTICLE I

                               NAME

     The name of the corporation shall be PROVIDENCE CAPITAL II, INC.

     The principal office and address is 17 West Cheyenne Mtn. Blvd., Colorado Springs, Colorado 80906.


                            ARTICLE II

                        PERIOD OF DURATION

     This corporation shall exist perpetually unless dissolved according to law.


                           ARTICLE III

                             PURPOSE

     To engage in and to transact any lawful business or businesses for which corporations may be incorporated pursuant to the Colorado Business Corporation Act.


                            ARTICLE IV

                              POWERS

     In furtherance of the foregoing purposes the corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the Colorado Business Corporation Act, as amended, or by law. In addition, it may do everything necessary, suitable or proper for the accomplishment of any corporate purpose.


         Exhibit 1.2 - Pg. 1


                            ARTICLE V

                             CAPITAL

     The total number of shares of the capital stock which the Corporation has authority to issue is one hundred million (100,000,000) shares, divided into fifty million (50,000,000) shares of common stock with no par value per share (the "Common Stock"), and fifty million (50,000,000) shares of Series A Convertible Preferred Stock with a par value of $100 per share (hereinafter sometimes referred to as the "Series A Convertible Preferred Stock" or the "Preferred Stock").

     The aggregate number of common shares which this corporation shall have the authority to issue is fifty million (50,000,000), each without par value which shares shall be designated common stock. No share shall be issued without consideration being exchanged, and it shall thereafter be nonassessable. The Board of Directors may determine by a majority vote if gifts of shares will be allowed under certain circumstances.

     Shares of the corporation not having a par value shall be issued for such consideration expressed in dollars as may be fixed from time to time by the vote of the director(s).

     The following is a description of each class of stock of the Corporation with the preferences, conversion and other rights, restrictions, voting powers, limitations as to distributions, qualifications, and terms and conditions of redemption of each class:

     FIRST: In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, the holders of any Preferred Stock then outstanding shall be paid out of the assets of the Corporation available for distribution to its stockholders an amount equal to One Dollar ($1.00) per share plus an amount equal to all unpaid declared distributions thereon, without interest, and no more, before any amount shall be paid or any assets of the Corporation shall be distributed among the holders of the Common Stock and, if the assets of the Corporation available for distribution to its stockholders shall be insufficient to permit the payment in full to the holders of the Preferred Stock, as aforesaid, then the entire assets of the Corporation available for distribution to its stockholders shall be distributed ratably among the holders of the Preferred Stock; then and thereafter, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among and paid to the holders of the Preferred Stock and the Common Stock, share and share alike and without any distinction as to class, in proportion to their respective stockholdings.

     A merger of the Corporation with or into any other corporation, a share exchange involving the Corporation, or a sale, lease, exchange, or transfer of all or any part of the assets of the Corporation which shall not in fact result in the liquidation of the Corporation and the distribution of its assets to its stockholders shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up


         Exhibit 1.2 - Pg. 2


of the Corporation within the meaning of this Article SIXTH, paragraph
1.

     SECOND: Except as hereinabove provided in paragraph 1 of this Article SIXTH, the Preferred Stock and the Common Stock of the Corporation shall be identical in all respects and for all purposes and the holders of the Preferred Stock and the holders of the Common Stock voting together and without distinction as to class shall be entitled to one vote per share in all proceedings in which actions shall be taken by the stockholders of the Corporation.

     THIRD: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

     (1) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized.

     (2) The Board of Directors of the Corporation may classify or reclassify any unissued stock by setting or changing in any one or more respects, from time to time before issuance of such stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms or conditions of redemption of such stock.

     (3) The Board of Directors shall have power, if authorized by the Bylaws, to designate by resolution or resolutions adopted by a majority of the whole Board of Directors, one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolutions or in the Bylaws of the Corporation and permitted by the Colorado Business Corporation Act, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all instruments and documents which may require it.

     (4) If the Bylaws so provide, the Board of Directors of the Corporation shall have power to hold its meetings, to have an office or offices and, subject to the provisions of the Colorado Business Corporation Act, to keep the books of the Corporation, outside of said State at such place or places as may from time to time be designated by it.

     (5) The Board of Directors shall have power to borrow or raise money, from time to time and without limit, and upon any terms, for any corporate purposes; and, subject to the Colorado Business Corporation Act, to authorize the creation, issue, assumption or guaranty of bonds, notes or other evidences of indebtedness for moneys so borrowed, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors, in its sole discretion, may determine and to secure the payment of principal, interest or sinking fund in respect thereof by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets and goodwill of the Corporation


         Exhibit 1.2 - Pg. 3


then owned or thereafter acquired.

     The enumeration and definition of a particular power of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other article of these Articles of Incorporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the laws of the State of Colorado now or hereafter in force.

     FOURTH: Notwithstanding any provision of law to the contrary, the affirmative vote of a majority of all the votes entitled to be cast on the matter shall be sufficient, valid and effective, after due authorization, approval or advice of such action by the Board of Directors, as required by law, to approve and authorize the following acts of the Corporation:

    (i)   the amendment of these Articles of Incorporation;
   (ii) the merger of the Corporation into another corporation or the merger of one or more other corporations into the Corporation;
  (iii) the sale, lease, exchange or other transfer of all, or substantially all, of the property and assets of the Corporation, including its goodwill and franchises;
   (iv) the participation by the Corporation in a share exchange (as defined in the Colorado Business Corporation Act) as the corporation the stock of which is to be acquired; and
    (v) the voluntary or involuntary liquidation, dissolution or winding-up of or the revocation of any such proceedings relating to the Corporation.


                            ARTICLE VI

      AUTHORIZATION OF SERIES A CONVERTIBLE PREFERRED STOCK

     The total number of shares of the capital stock which the Corporation has authority to issue is one hundred million (100,000,000) shares, divided into fifty million (50,000,000) shares of common stock with no par value per share (the "Common Stock"), and fifty million (50,000,000) shares of Series A Convertible Preferred Stock with a par value of $100 per share (hereinafter sometimes referred to as the "Series A Convertible Preferred Stock" or the "Preferred Stock").


     A description of the "Series A Convertible Preferred Stock", including the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions for redemption, all as set by the Board of Directors of the Corporation, is as follows:

     1. Designation and Initial Number. The class of shares of Preferred Stock hereby classified shall be designated the "Series A


         Exhibit 1.2 - Pg. 4


Convertible Preferred Stock." The initial number of authorized shares of the Preferred Stock shall be fifty million (50,000,000).

     2. Distributions. Commencing on January 1, 2001, the holders of the Preferred Stock shall be entitled to receive, out of funds at the time legally available for payment of distributions in the State of Colorado, a non-cumulative distribution at the rate of $1.00 per share per annum, payable semi-annually in equal installments on the first days of January and July in each year, if, as and when determined by the Board of Directors, before any distribution shall be set apart or paid on any other capital stock for such year.

     3. Redemption. The Corporation, at the option of the Board of Directors, may redeem the whole or any part of the Preferred Stock at any time outstanding, at any time or from time to time after January 1, 2001, provided that the Corporation, at any such time, shall have consummated a sale of its securities pursuant to an effective registration statement (a "Public Offering") filed with the Securities and Exchange Commission (the "SEC"), upon at least 30 days' prior written notice to the holders of record of the Preferred Stock to be redeemed, by paying a redemption price per share equal to 150% of the par value thereof, plus all accrued and unpaid distributions declared thereon, at the date fixed for redemption, without interest, in cash, for each share of Preferred Stock so redeemed. The Board of Directors shall have full power and authority, subject to the limitations and provisions herein contained, to prescribe the manner in which and the terms and conditions upon which the Preferred Stock shall be redeemed at any time and from time to time. The notice of redemption to each stockholder whose shares of Preferred Stock are to be redeemed shall specify the number of shares of Preferred Stock of such stockholder to be redeemed, the date fixed for redemption and the redemption price at which the shares of Preferred Stock are to be redeemed, and shall specify where payment of the redemption price is to be made upon surrender of such shares, shall state the conversion rate then in effect, and that conversion rights of such shares shall terminate at the closing of business on the date fixed for redemption. None of the Preferred Stock acquired by the Corporation by redemption or otherwise shall be reissued or disposed of but shall, from time to time, be retired in the manner provided by law.

     4. Liquidation or Dissolution. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, the holders of the issued and outstanding Preferred Stock shall be entitled to receive for each share of Preferred Stock, before any distribution of the assets of the Corporation shall be made to the holders of any other capital stock, a dollar amount equal to the par value thereof plus all accrued and unpaid distributions declared thereon, without interest. After such payment shall have been made in full to the holders of the issued and outstanding Preferred Stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the issued and outstanding Preferred Stock so as to be and continue to be available therefor, then, before any further distribution of the assets of the Corporation shall be made, a dollar amount equal to that already distributed to the holders of the Preferred Stock shall be distributed pro-rata to the holders of the other issued and outstanding capital stock of the Corporation, subject to the rights of any other class of capital stock set forth in the Articles of Incorporation of the Corporation or Amendments to the Articles of Incorporation to State Terms of Series Shares filed by the Corporation. After such payment shall have been


         Exhibit 1.2 - Pg. 5


made in full to the holders of such other issued and outstanding capital stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of such other issued and outstanding capital stock so as to be and continue to be available therefor, the holders of the issued and outstanding Preferred Stock shall be entitled to participate with the holders of all other classes of issued and outstanding capital stock in the final distribution of the remaining assets of the Corporation, and, subject to any rights of any other class of capital stock set forth in the Articles of Incorporation of the Corporation or any Amendments to the Articles of Incorporation to State Terms of Series Shares filed by the Corporation, the remaining assets of the Corporation shall be divided and distributed ratably among the holders of both the Preferred Stock and the other capital stock then issued and outstanding according to the proportion by which their respective record ownership of shares of the Preferred Stock and such capital stock bears to the total number of shares of the Preferred Stock and such capital stock then issued and outstanding. If, upon such liquidation, dissolution, or winding up, the assets of the Corporation distributable, as aforesaid, among the holders of the Preferred Stock shall be insufficient to permit the payment to them of said amount, the entire assets shall be distributed ratably among the holders of the Preferred Stock. A consolidation or merger of the Corporation, a share exchange, a sale, lease, exchange or transfer of all or substantially all of its assets as an entirety, or any purchase or redemption of stock of the Corporation of any class, shall not be regarded as a "liquidation, dissolution, or winding up of the affairs of the Corporation" within the meaning of this paragraph 4.

     5. Conversion Privilege. Preferred Stock shall be convertible into Common Stock as hereinafter provided and, when so converted, shall be canceled and retired and shall not be reissued as such:

          (A) Any holder of the Preferred Stock may at any time or from time to time convert such stock into the Common Stock of the Corporation, on presentation and surrender to the Corporation, of the certificates of the Preferred Stock to be so converted.

          (B) Each holder of Preferred Stock shall have the right to convert such Preferred Stock on and subject to the following terms and conditions:

               (i) The Preferred Stock shall be converted into Common Stock at the conversion rate, determined as hereinafter provided, in effect at the time of conversion. Unless such conversion rate shall be adjusted as hereinafter provided, the conversion rate shall be one share of Common Stock for each share of Preferred Stock so converted.

               (ii) In order to convert Preferred Stock into Common Stock, the holder thereof shall on any business day surrender at the executive offices of the Company at 460 Main Street, Lewiston, Maine 04240 the certificate or certificates representing such shares, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at said office of the number of said shares which such holder elects to convert. Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of such surrender for conversion, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such


         Exhibit 1.2 - Pg. 6


Common Stock at such time. As promptly as practicable on or after the date of any conversion, the Corporation shall issue and deliver a certificate or certificates representing the number of shares of Common Stock issuable upon such conversion, together with cash in lieu of any fraction of a share, as provided in subparagraph (H) of this paragraph 5, to the person or persons entitled to receive same. In case of the conversion of only a part of the shares of any holder of Preferred Stock, the Corporation shall also issue and deliver to such holder a new certificate of Preferred Stock representing the number of shares of such Preferred Stock not converted by such holder.

          (C) The conversion rate as hereinabove provided shall be subject to adjustment as follows:

               (i) In case the Corporation shall (a) pay a distribution in shares of its capital stock, (b) subdivide its outstanding shares of Common Stock into a greater number of shares,
(c) combine its outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of its shares of Common Stock any shares of its capital stock, the conversion rate in effect immediately prior thereto shall be adjusted so that the holder of a share of Preferred Stock surrendered for conversion after the record date fixing stockholders to be affected by such event shall be entitled to receive, upon conversion, the number of shares of Common Stock which such holder would have owned or have been entitled to receive after the happening of such event had such share of Preferred Stock been converted immediately prior to the record date in the case of such dividend or the effective date in the case of any such subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph 5(C)(i) shall be made whenever any of such events shall happen, but shall become effective retroactively after such record date or such effective date, as the case may be, as to shares of Preferred Stock converted between such record date or effective date and the date of happening of any such event.

               (ii) In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share, which, when added to the amount of consideration received or receivable by the Corporation for such right or warrant, is less than the current market price (as hereinafter defined) per share of Common Stock at the record date mentioned below, the conversion rate shall be adjusted so that thereafter, until further adjusted, each share of Preferred Stock shall be convertible into that number of shares of Common Stock determined by multiplying the number of shares of Common Stock into which such share of Preferred Stock was theretofore convertible by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock issuable upon the exercise of such rights or warrants, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which an amount equal to the sum of (a) the aggregate exercise price of the total number of shares of Common Stock issuable upon the exercise of such rights or warrants, plus (b) the aggregate amount of consideration, if any, received, or receivable by the Corporation for any such rights or warrants, would purchase at such current market price. Such adjustment shall be made whenever such rights or warrants are issued, but shall also be effective


         Exhibit 1.2 - Pg. 7


retroactively as to shares of Preferred Stock converted between the record date for the determination of stockholders entitled to receive such rights or warrants and the date such rights or warrants are exercised.

               (iii) In case the Corporation shall distribute to all holders of its Common Stock any one or more of the following: (a) evidence of its indebtedness, (b) assets (excluding cash distributions, distributions made out of current or retained earnings and distributions of the stock of any subsidiary), or (c) rights or warrants to subscribe for or purchase securities issued by, or property of, the Corporation (excluding those referred to in subparagraph 5(C)(ii) above), then in each such case the conversion rate shall be adjusted as provided below so that thereafter, until further adjusted, the number of shares of Common Stock into which each share of Preferred Stock shall be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of Preferred Stock was theretofore convertible by a fraction, the numerator of which shall be the current market price per share of Common Stock on the date of such distribution, and the denominator of which shall be such current market price per share of the Common Stock, less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidence of indebtedness so distributed or of such rights or warrants applicable to one share of the Common Stock. Such adjustment shall be made whenever any such distribution is made, but shall also be effective retroactively as to shares of Preferred Stock converted between the record date for the determination of stockholders entitled to receive such distribution and the date such distribution is made.

               (iv) For the purpose of any computation under subparagraphs 5(C)(ii) and (iii) above, the current market price per share of Common Stock at any date shall be (a) if the Common Stock is listed on any national securities exchange, the average of the daily closing prices for the 15 consecutive business days commencing 20 business days before the day in question (the "Trading Period"); (b) if the Common Stock is not listed on any national securities exchange but is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), the average of the high and low bids as reported on NASDAQ for the Trading Period; and (c) if the Common Stock is neither listed on any national securities exchange nor quoted on NASDAQ, the higher of (x) the conversion price then in effect, or (y) the tangible book value per share as of the end of the Corporation's immediately preceding fiscal year.

               (v) No adjustment in the conversion rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this subparagraph 5(C)(v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subparagraph 5(C) shall be made to the nearest one-hundredth of a share.

          (D) No adjustment of the conversion rate shall be made in any of the following cases:

               (i) upon the grant or exercise of stock options


         Exhibit 1.2 - Pg. 8


hereafter granted, or under any employee stock option plan now or hereafter authorized, to the extent that the aggregate of the number of shares which may be purchased under such options and the number of shares issued under such employee stock purchase plan is less than or equal to ten percent (10%) of the number of shares of Common Stock outstanding on January 1 of the year of the grant or exercise;

               (ii) shares of Common Stock issued upon the conversion of Preferred Stock;

               (iii) shares issued in connection with the acquisition by the Corporation or by any subsidiary of the Corporation of 80% or more of the assets of another corporation, and shares issued in connection with the acquisition by the Corporation or by any subsidiary of the Corporation of 80% or more of the voting shares of another corporation (including shares issued in connection with such acquisition of voting shares of such other corporation subsequent to the acquisition of an aggregate of 80% of such voting shares), shares issued in a merger of the Corporation or a subsidiary of the Corporation with another corporation in which the Corporation or the Corporation's subsidiary is the surviving corporation, and shares issued upon the conversion of other securities issued in connection with any such acquisition or in any such merger;

               (iv) shares issued by way of dividend or other distribution on Common Stock excluded from the calculation of the adjustment under this subparagraph 5(D) or on Common Stock resulting from any subdivision or combination of Common Stock so excluded; or

               (v) shares issued pursuant to all stock options and warrants outstanding on the date of the filing of these Articles.

          (E) Whenever the conversion rate is adjusted as herein provided, the Corporation shall prepare a certificate signed by the Treasurer of the Corporation setting forth the adjusted conversion rate and showing in reasonable detail the facts upon which such adjustment is based. As promptly as practicable, the Corporation shall cause a copy of the certificate referred to in this subparagraph 5(E) to be mailed to each holder of record of issued and outstanding Preferred Stock at the address of such holder appearing on the Corporation's books.

          (F) The Corporation shall pay all taxes that may be payable in respect of the issue or delivery of Common Stock on conversion of Preferred Stock pursuant hereto, but shall not pay any tax which may be payable with respect to income or gains of the holder of any Preferred Stock or Common Stock or any tax which may be payable in respect of any transfer involved in the issue and delivery of the Common Stock in a name other than that in which the Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

          (G) Upon conversion of any shares of Preferred Stock, the holders of the shares of Preferred Stock so converted shall not be entitled to receive any distributions declared with respect to such shares of Preferred Stock unless such distributions shall have been


         Exhibit 1.2 - Pg. 9


declared by the Board of Directors and the record date for such distributions shall have been on or before the date such shares shall have been converted. No payment or adjustment shall be made on account of distributions declared and payable to holders of Common Stock of record on a date prior to the date of conversion.

          (H) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such shares so surrendered. If the conversion of any share of Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the current market price (determined as provided in subparagraph 5(C)(iv) above) of the Common Stock on the day of conversion shall be paid to such holder in cash by the Corporation.

          (I) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized Common Stock, for the purpose of effecting the conversion of the issued and outstanding Preferred Stock, the full number of shares of Common Stock then deliverable in the event and upon the conversion of all of the Preferred Stock then issued and outstanding.

     6. Voting Rights. Except as otherwise provided in this paragraph 6, each share of Preferred Stock is entitled to one vote, voting together with the holders of shares of Common Stock and not as a class, on each matter submitted to a vote at a meeting of stockholders of the Corporation. In the event that at any time two consecutive semi-annual distributions payable on the Preferred Stock shall be in default (a "Two Dividend Default"), then immediately upon the happening of a Two Dividend Default and until the Two Dividend Default and all defaults in the payment of semi-annual distributions subsequent to the Two Dividend Default shall be cured, the holders of Preferred Stock shall have the right, voting separately as a class, to elect one-third of the Directors of the Corporation. In the event that at any time four consecutive semi-annual distributions payable on the Preferred Stock shall be in default (a "Four Dividend Default"), then immediately upon the happening of such Four Dividend Default and until such Four Dividend Default and all defaults in the payment of semi-annual distributions subsequent to the Four Dividend Default shall be cured, the holders of Preferred Stock shall have the right, voting separately as a class, to elect a majority of the Directors of the Corporation. The foregoing voting rights are hereinafter collectively referred to as the "Special Voting Rights." The Special Voting Rights shall be exercised only at annual meetings of the stockholders of the Corporation, and only if the holders of a majority of the outstanding shares of Preferred Stock entitled to such Special Voting Rights are present in person or by proxy. Notwithstanding the foregoing provisions of this paragraph 6, upon payment in full of all defaults in the payment of semi-annual distributions subsequent to a Four Dividend Default and of the distribution which resulted in the Four Dividend Default, so that no more than three consecutive semi-annual distributions remain in default, the Special Voting Rights of the holders of Preferred Stock shall be reduced so that they shall have the right, voting separately as a class, to elect one-third of the Directors of the Corporation. Notwithstanding the foregoing provisions of this Paragraph 6, upon payment in full of (i) all defaults in the payment of semi-annual distributions subsequent to a Two Dividend Default and of the distribution which resulted in the Two


         Exhibit 1.2 - Pg. 10


Dividend Default, or (ii) upon payment in full of all semi-annual distributions subsequent to a Four Dividend Default and three of the distributions which resulted in a Four Dividend Default, so that, in each such case, no more than one semi-annual distribution remains in default, the Special Voting Rights shall terminate, and the voting power in the election of Directors shall again be vested equally in the holders of the Preferred Stock and the Common Stock, who shall each be entitled to one vote per share. Each Director elected by the holders of shares of Preferred Stock as a result of the Special Voting Rights set forth above shall serve only until the next annual meeting of stockholders, or until the date the Special Voting Rights shall have terminated as provided in this paragraph 6, whichever event first occurs.

     7. Registration Rights.

          (A) "Piggy-Back" Registration Rights:

               (i) If, at any time and from time to time after the Corporation's first Public Offering, the Corporation proposes to register any of its securities on Forms S-1, S-2, S-3, SB-1 or SB-2, or any successor forms, under the Securities Act of 1933 (the "Act") and applicable state securities laws (the "State Acts"), the Corporation shall give prompt written notice to each holder of Preferred Stock (or Common Stock into which it has been converted) of its intention to do so, and, upon the written request of any such stockholder made within 30 days after the receipt of any such notice, which written request shall specify the number of shares such stockholder desires to be registered, the Corporation shall use its reasonable efforts to cause all such shares of such stockholder to be registered under the Act and State Acts to permit the sale of such shares. Notwithstanding anything contained herein to the contrary, the Corporation shall have the right to discontinue any registration of such shares of such stockholder at any time prior to the effective date of such registration if the registration of other securities giving rise to such registration is discontinued.

               (ii) If any stockholder shall request inclusion of any shares held by such stockholder in the registration of other securities of the Corporation and such proposed registration by the Corporation is, in whole or in part, an underwritten Public Offering, and if the managing underwriter determines and advises the Corporation in writing that inclusion in such registration of all proposed securities (including securities being offered by or on behalf of the Corporation and securities covered by requests for registration) would adversely affect the marketability of the offering of the securities proposed to be registered by the Corporation, then such stockholder shall be entitled to participate pro-rata with the other stockholders having similar incidental registration rights with respect to such registration to the extent the managing underwriter determines that such shares may be included without such adverse effect.

               (iii) The rights of such stockholders to have their shares included in such registration shall expire on the first to occur of January 1, 2010, or that date which is 10 years after the Corporation's first Public Offering.

          (B) Demand Registration Rights: At any time after the
Corporation's first Public Offering of its stock, the Corporation


         Exhibit 1.2 - Pg. 11


shall, upon receipt of a written request from the holders of at least 25% of the aggregate issued and outstanding Preferred Stock and the Common Stock into which it has been converted, prepare and file under the Act a registration statement in respect of such shares. In the event that not all of such shares have been registered as herein set forth, the Corporation shall, upon receipt of a written request from the holders of at least 25% of the aggregate remaining unregistered Preferred Stock and the Common Stock into which it has been converted, prepare and file under the Act no more than one additional registration statement to register the remaining balance of the shares not so registered.

          (C) Expenses: The Corporation shall pay all expenses incident to its performance of or compliance with the provisions of subparagraphs 7(A) and 7(B) hereof, including, without limitation, all registration and filing fees, fees and expenses of compliance with the Act and State Acts, printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Corporation (but not the legal fees of any such stockholder) and all independent public accountants and other persons retained by the Corporation, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (excluding underwriting commissions and discounts).

          (D) Obligations of the Corporation: If and whenever the Corporation is required to use its reasonable efforts to effect or cause the registration of any shares under the Act as provided in this paragraph 7, the Corporation shall, as expeditiously as possible:

               (i) prepare and file with the SEC a registration statement with respect to such shares and use its reasonable efforts to cause such registration statement to become effective;

               (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and such prospectus current for a period not in excess of nine months as may be necessary in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

               (iii) furnish to each seller of such shares such number of copies of such registration statement and each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the shares owned by such seller;

               (iv) use its reasonable efforts to register or qualify such shares covered by such registration statement under such State Acts as each seller reasonably requests, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the shares owned by such seller, except that the Corporation shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, to


         Exhibit 1.2 - Pg. 12


subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction; and

               (v) notify each seller of any such securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act or upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (E) Indemnification and Notification:

               (i) The Corporation shall indemnify and hold harmless each holder of any shares included in the Corporation's registration statement pursuant to this paragraph 7, and each person, if any, who controls such holder within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses and liabilities (including reasonable attorneys' fees) caused by any untrue statement of a material fact contained in any such registration statement, or contained in a prospectus furnished thereunder, or in any amendment or supplement thereto or caused by any omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided, however, that the foregoing indemnification and agreement to hold harmless shall not apply insofar as such losses, claims, damages, expenses, and liabilities are caused by any such untrue statement or omission is based upon information furnished in writing to the Corporation by any such holder expressly for use in any registration statement or prospectus).

               (ii) Promptly after receipt by any holder of any shares included in the Corporation's registration statement pursuant to this paragraph 7 of notice of the commencement of any action, said holder shall, if a claim in respect thereof is to be made against the Corporation under this paragraph 7, notify the Corporation in writing of the commencement thereof, but the omission so to notify the Corporation shall not relieve it from any liability which it may have to them under this paragraph 7. In case any such action is brought against any holder of any shares registered pursuant to this paragraph 7 and the Corporation is notified of the commencement thereof as provided herein, the Corporation shall be entitled to participate in, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such holder, and after notice from the Corporation to such holder of the Corporation's election so to assume the defense thereof, the Corporation shall not be liable under this paragraph 7 for any legal or other expense subsequently incurred by such holder in connection with the defense thereof other than reasonable costs of investigation.

               (iii) Each holder of any shares registered pursuant to this paragraph 7 agrees to cooperate fully with the Corporation in


         Exhibit 1.2 - Pg. 13


effecting registration and qualification of the Preferred Stock (or the Common Stock into which it has been converted) and of such distribution, and shall indemnify and hold harmless the Corporation and each person who may control the Corporation within the meaning of
Section 15 of the Act, each director of the Corporation, and each officer who signed any registration statement from and against any and all losses, claims, damages, expenses, and liabilities (including reasonable attorneys' fees) caused by any untrue statement of a material fact contained in any such registration statement, or contained in a prospectus furnished thereunder, or any amendment or supplement thereto, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or omission was made in reliance upon information furnished to the Corporation by any such holder for inclusion therein.

     8. Changes In Terms of Preferred Stock. The terms of the Preferred Stock may not be amended, altered or repealed, and no class of capital stock or securities convertible into capital stock shall be authorized which has superior rights to the Preferred Stock as to distributions, liquidation or vote, without the consent of the holders of at least two-thirds of the outstanding shares of Preferred Stock.

     9. No Implied Limitations. Except as otherwise provided by express provisions of these Articles of Incorporation, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to classify and reclassify and issue any shares of Preferred Stock and to fix or alter all terms thereof to the full extent provided in the Articles of Incorporation of the Corporation.

     10. General Provisions. In addition to the above provisions with respect to the Preferred Stock, such Preferred Stock shall be subject to, and entitled to the benefits Of, the provisions set forth in the Corporation's Articles of Incorporation with respect to Preferred Stock generally.

     11. Notices. All notices required or permitted to be given by the Corporation with respect to the Preferred Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Preferred Stock at their last addresses as they shall appear upon the books of the Corporation, shall be conclusively presumed to have been duly given, whether or not the stockholder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for redemption, shall not affect the validity of the proceedings for the redemption of any other shares of Preferred Stock.


                           ARTICLE VII

"SHARK REPELLANT" PROVISIONS DILUTING THE VOTING POWER OF BENEFICIAL OWNERS OF MORE THAN 10 PERCENT OF OUTSTANDING SHARES

     The total number of shares of all classes of common stock which


         Exhibit 1.2 - Pg. 14


the Corporation has authority to issue is 50,000,000 shares, consisting of forty million (40,000,000) shares of common stock
("Common Stock") and ten million (10,000,000) shares of common stock nonvoting ("Common Stock Nonvoting").

     The following is a description of each class of stock of the Corporation, including the preferences, conversion and other rights, voting powers, qualifications, limitations as to distributions, restrictions and terms and conditions of redemption, in respect to each class:


     (a) The Common Stock shall have exclusive voting rights and powers except as set forth in Subparagraph (c) of this Article; and subject, however, to the provisions set forth in Subparagraph (b) of this Article.

     (b)(1) From and after the date any person first becomes a Substantial Stockholder (as defined in clause (2)(H) of this Subparagraph) until such time as such person shall cease to be a Substantial Stockholder, the shares of Common Stock beneficially owned by the Substantial Stockholder shall have limited voting rights on any matter requiring their vote or consent. The voting rights shall be limited as follows:

               (A) The Substantial Stockholder (or the record owner(s) thereof) shall be entitled to one vote for each share beneficially owned by the Substantial Stockholder not in excess of 20% of the then issued and outstanding shares of Common Stock.

               (B) For all shares of Common Stock beneficially owned by the Substantial Stockholder in excess of 20% of the then issued and outstanding shares of Common Stock, the Substantial Stockholder (or the record owner(s) thereof) shall not be entitled to cast any votes in respect of such shares and such shares shall be deducted from the total number of shares of Common Stock outstanding for purposes of determining the proportion of Common Stock required to approve a matter submitted for stockholder approval or to constitute a quorum. To the extent that the Substantial Stockholder is comprised of more than one record owner, the aggregate voting power of the Substantial Stockholder (or such record owners) so limited for all shares of Common Stock beneficially owned by the Substantial Stockholder shall be allocated proportionately among such record owners. For each such record owner, this allocation shall be accomplished by multiplying the aggregate voting power of the then outstanding shares of Common Stock owned by the Substantial Stockholder by a fraction whose numerator is the number of shares of Common Stock owned of record by such record owner and whose denominator is the total number of shares of Common Stock beneficially owned by the Substantial Stockholder. A person who is record owner of shares of Common Stock that are beneficially owned simultaneously by more than one person shall have, with respect to such shares, the right to cast the least number of votes that such person would be entitled to cast under this Subparagraph (b) by virtue of such shares being so beneficially owned by any of such persons.

          (2) For purposes of this Subparagraph (b), the following


         Exhibit 1.2 - Pg. 15


words have the meanings indicated:

               (A) "Affiliate," including the term "Affiliated
Person," means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person, and includes all Associates of such person.

               (B) "Associate," when used to indicate a relationship with any person, means:

                    (1) Any corporation or organization (other than the Corporation or a Subsidiary of the Corporation) of which such person is an officer, director, or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

                    (2) Any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

                    (3) Any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of any corporation controlling, under common control with or controlled by such person or of any of its Affiliates.

               (C) "Beneficial Owner," when used with respect to any Common Stock, means a person:

                    (1) That, individually or with any of its Affiliates, beneficially owns Common Stock, directly or indirectly; or

                    (2) That, individually or with any of its Affiliates, has:

                         (i) The right to acquire Common Stock
(whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or

                         (ii) The right to vote Common Stock
pursuant to any agreement, arrangement, or understanding; or

                    (3) That has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Common Stock with any other person that beneficially owns, or whose Affiliates beneficially own, directly or indirectly, such shares of Common Stock; provided, however, that for purposes of the definition of Beneficial Owner and beneficial ownership, (i) no director, officer or employee of the Corporation or any Subsidiary (nor any Affiliate of any such director, officer or employee) shall solely by reason of any or all of such directors, officers or employees acting in their capacities as such (including, without limitation, communicating with a stockholder by reason of the Board of Directors) be deemed, for any purposes hereof, to beneficially own any


         Exhibit 1.2 - Pg. 16


shares of Common Stock beneficially owned by any other such director, officer, employee or stockholder (or any Affiliate thereof); (ii) in the case of any employee stock ownership of similar plan of the Corporation or of any Subsidiary heretofore or hereafter adopted in which the beneficiaries thereof possess the right to vote or to direct the voting of shares of Common Stock held by such plan, no such plan, any entity organized, appointed or established by the Corporation or any Subsidiary for or pursuant to any plan, nor any trustee or any member of an administrative committee or any other representative with respect thereto (nor any Affiliate of such trustee, administrative committee member or other such representative), solely by reason of such capacity of such trustee, administrative committee member or other such representative, shall be deemed, for any purposes hereof, to beneficially own any shares of Common Stock held under any such plan; (iii) a person shall not be deemed a beneficial owner of Common Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting complying with applicable rules of the Securities and Exchange Commission or any successor administrative body, with respect to shares of which neither such person nor any Affiliate of such person is otherwise deemed the beneficial owner; and (iv) a person shall not be deemed a beneficial owner of Common Stock solely by reason of Common Stock being tendered pursuant to a tender or exchange offer made by such person or such person's Affiliates until such tendered Common Stock is accepted for purchase or exchange.

               (D) "Common Stock" means the authorized shares of capital stock of the Corporation entitled to vote generally in the election of directors and does not mean the authorized shares of Common Stock Nonvoting.

               (E) "Control," including the terms "Controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise, and the beneficial ownership of 10% or more of the votes entitled to be cast by a corporation's voting stock creates a presumption of control.

               (F) "Person" shall mean any individual, firm, partnership, corporation or other entity.

               (G) "Subsidiary" means any corporation of which voting stock having a majority of the votes entitled to be cast is owned, directly or indirectly, by the Corporation.

               (H) "Substantial Stockholder" shall mean any person, other than the Corporation or any Subsidiary, who or which is the Beneficial Owner, directly or indirectly, of 20% or more of the outstanding shares of Common Stock (determined solely on the basis of the total number of shares so beneficially owned and without giving effect to the number of percentage of votes entitled to be cast in respect of such shares) in relation to the total number of shares of Common Stock issued and outstanding.

                    (4) For purposes of computing the percentage beneficial ownership of shares of Common Stock of a person in order to


         Exhibit 1.2 - Pg. 17


determine whether such person is a Substantial Stockholder, the outstanding shares of Common Stock shall be deemed to include shares of Common Stock which may be issuable (except pursuant to clause (7) of this Subparagraph (b)) by the Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants, or options or otherwise and which are deemed owned by such person through application of the definition of Beneficial Owner but shall not include any other shares of Common Stock which may be issuable by the Corporation to others pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding shares of Common Stock shall include such shares then outstanding and shall not include any shares of Common Stock which may be issuable by the Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

                    (5) The Board of Directors shall have the power to determine for the purposes of this Subparagraph (b) on the basis of information known to them (i) the number of shares of Common Stock beneficially owned by any person; (ii) whether a person is an Affiliate or Associate of another; (iii) whether a person has an agreement, arrangement or understanding with another; (iv) the redemption price as provided for in clause (8) below; and (v) any other factual matter relating to the applicability or effect of this Subparagraph (b).

                    (6) The Corporation shall have the right to demand that any person who it reasonably believes is a Substantial Stockholder (or holds record shares of Common Stock beneficially owned by a person reasonably believed to be a Substantial Stockholder) supply the Corporation with complete information as to: (i) the record owner(s) of all shares of Common Stock and Common Stock Nonvoting beneficially owned by such persons; (ii) the number of, and class of, shares beneficially owned by such person and held of record by each such record owner and the number(s) of the stock certificate(s) evidencing such shares; (iii) each date or dates on which such person or the record owner(s) of such shares purchased the shares; and (iv) any other factual matter relating to the applicability or effect of this Subparagraph (b) as may reasonably be requested of such person, and such person shall furnish such information within 10 days after the receipt of such demand.

                    (7) Except as otherwise provided by law or as expressly provided in this clause (7), the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if any, to the provisions of this Subparagraph (b)) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the shareholders, and every reference in these Articles of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for shareholders' consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

                    (8) All outstanding shares of Common Stock
Nonvoting shall automatically, without any further act or deed on the part of the Corporation or any other person, be converted into shares


         Exhibit 1.2 - Pg. 18


of Common Stock on a share-for-share basis at such time (the "Conversion Date") as any Substantial Stockholder beneficially owns shares of Common Stock which entitle such Substantial Stockholder (after giving effect to the provisions of this Subparagraph (b) other than the conversion contemplated by this clause (7)) to cast more than 50% of the votes entitled to be cast by the holders of the then outstanding shares of Common Stock. In the event of an automatic conversion of Common Stock Nonvoting pursuant to this clause (7), certificates formerly representing shares of Common Stock Nonvoting will thereafter be deemed to represent a like number of shares of Common Stock. Effective as of the Conversion Date, the provisions of these Articles of Incorporation which provide for the establishment and terms and rights of the Common Stock Nonvoting shall, without any further action of the Board of Directors or stockholders of the Corporation or any other person, be of no further force or effect.

                    (9) At any time after the Board of Directors determines that a person is a Substantial Stockholder (the "Determination Date") until the date on which (i) such person is no longer a Substantial Stockholder; or (ii) such person beneficially owns more than 90% of the then outstanding shares of each class of Common Stock of the Corporation, the Corporation shall have the right to redeem from the record owner or owners, at any time or from time to time, all or a portion of the shares of Common Stock and Common Stock Nonvoting beneficially owned by the Substantial Stockholder. The Corporation shall exercise the right of redemption by written notice (the "Redemption Notice") to the Substantial Stockholder, which notice shall be signed by the Chairman of the Board, the President or any Vice President of the Corporation. During the one-year period commencing on the Determination Date, the redemption price shall be the lesser of: (i) the average "market price" of shares of Common Stock Nonvoting for each of the 30 trading days in which shares of Common Stock Nonvoting shall have been traded immediately preceding the date of the Redemption Notice; and (ii) the average "market price" of shares of Common Stock Nonvoting for each of the 30 trading days in which shares of Common Stock Nonvoting shall have been traded immediately preceding the date on which the Substantial Stockholder first beneficially owned 5% or more of the outstanding shares of Common Stock, such price to be adjusted for any stock splits, stock distributions, recapitalizations or the like which occurred between such date and the date of the Redemption Notice. Subsequent to the expiration of the one-year period commencing on the Determination Date, the redemption price shall equal the price determined under clause (i) of the immediately preceding sentence. The "market price" of shares of Common Stock (whether Common Stock or Common Stock Nonvoting) shall mean the closing bid price of the shares of Common Stock Nonvoting, as published by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), (or such other quotation system of a national securities association then being used), or if the shares are then traded on a national securities exchange, the last sale price regular way thereafter as reported in the consolidated transaction reporting system for the shares listed or traded on such exchange. All rights of the Substantial Stockholder as the beneficial owner of shares of Common Stock (and all rights of the record owners) shall cease as to the shares which are the subject of a Redemption Notice. Closing for the purchase of the shares to be redeemed shall be made within 45 days of the date of the Redemption Notice. If there is more than one record owner of the shares of Common Stock beneficially owned by the Substantial Stockholder, the Corporation shall, to the extent the Board of Directors deems it


         Exhibit 1.2 - Pg. 19


practicable, redeem the shares of each such class to be redeemed from each of the record owners on a pro rata basis based on the total number of shares of the class to be redeemed owned by each such record owner.

                    (10) Any determinations made by the Board of Directors pursuant to this Subparagraph (b), in good faith on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its shareholders, including any Substantial Stockholder.

                    (11) Nothing contained in this Subparagraph (b) shall be construed to relieve any Substantial Stockholder from any fiduciary obligation imposed by law.

                    (12) Any amendment, alteration, change or repeal of this Subparagraph (b) shall, in addition to any other vote or approval required by law or these Articles of Incorporation, require
(i) the affirmative vote of the holders of at least 80% of the total number of votes entitled to be cast by the holders of all of the then outstanding shares of Common Stock (as determined in accordance with the provisions of this Subparagraph (b)), voting as a single class; and (ii) the affirmative vote of the holders of at least 80% of the then outstanding shares of Common Stock Nonvoting, voting as a separate class.

                    (13) Notwithstanding anything to the contrary in these Articles of Incorporation, in the event that, as a result of the enactment in the future of any law, rule or regulation binding upon the Corporation, the shares of Common Stock Nonvoting will become ineligible to be quoted and will cease to be quoted by NASDAQ or any successor entity and upon such quote cessation will not be listed or admitted to trading on any national securities exchange solely due to the vote limitations contained in clause (1) of this Subparagraph (b), such determination to be made by the Board of Directors of the Corporation, the provisions of these Articles of Incorporation providing for the vote limitation on the votes entitled to be cast by a Substantial Stockholder shall, without further action or deed by the Corporation, its directors or stockholders or any other person, be of no further force or effect, effective as of the latest date on which such law, rule or regulation permits or requires such a provision to become ineffective, to the extent necessary in order for the Common Stock Nonvoting to remain eligible for quotation on NASDAQ or any successor entity or be eligible for listing on any national securities exchange.

     (c) Each share of the Common Stock Nonvoting shall have exactly the same rights, terms and conditions as each share of Common Stock, except that the shares of Common Stock Nonvoting shall have no voting rights, except the Common Stock Nonvoting shall have the right to vote on: (1) a consolidation of the Corporation with another corporation,
(2) a merger of the Corporation into another corporation, (3) a merger of the Corporation where the Corporation is the surviving corporation but the capital stock of the Corporation is converted into other securities or property, (4) a participation by the Corporation in a statutory share exchange whereby the capital stock of the Corporation is converted into other securities or property, (5) a dissolution of the Corporation, (6) a sale of all or substantially all of the assets of the Corporation not in the ordinary course of business, and (7) any amendment of these Articles of Incorporation repealing the right of


         Exhibit 1.2 - Pg. 20


the Common Stock Nonvoting to vote on any of the matters specified in this Subparagraph. As to all matters on which the Common Stock Nonvoting is entitled to vote, the Common Stock Nonvoting shall vote separately as one class, and the Common Stock shall vote separately as another class. The right of the Common Stock Nonvoting to vote cannot be repealed except by (a) the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock Nonvoting, voting separately as one class; and (b) the affirmative vote of the holders of a majority of the total number of votes entitled to be cast by the holders of all the outstanding shares of the Common Stock (after taking into account the provisions of Subparagraph (b) immediately preceding this Subparagraph(c)), voting separately as another class. The provisions of this Subparagraph (c) providing that the Common Stock and the Common Stock Nonvoting vote as separate classes cannot be amended, altered, changed or repealed except by (i) the affirmative vote of the holders of at least 80% of the total number of votes entitled to be cast by the holders of all the then outstanding shares of Common Stock (after taking into account the provisions of Subparagraph (b) immediately preceding this Subparagraph
(c)), voting separately as one class; and (ii) the affirmative vote of the holders of at least 80% of the total number of votes entitled to be cast by the holders of all of the then outstanding shares of Common Stock Nonvoting, voting separately as another class. The rights granted to Common Stock Nonvoting are not a limitation of any kind upon the sole and exclusive voting rights and powers of the Common Stock except in the limitations before set forth.


                           ARTICLE VIII

     SPECIAL PROVISIONS WHEN TWO CLASSES OF COMMON STOCK ARE
           AUTHORIZED IN THE ARTICLES OF INCORPORATION

     Election and Filling of Vacancies. With respect to the election of the Board of Directors of the Corporation:

     (1) the holders of Class A Common Stock (a) shall nominate and elect one (1) director who shall be known as the Class A Director, and
(b) in the event of the death, disability, removal, resignation or refusal to act of the Class A Director, the holders of Class A Common Stock, to the exclusion of the holders of all other classes of stock of the Corporation, shall nominate and elect a director to fill the vacancy so created by such death, disability, removal, resignation or refusal to act; and

     (2) the holders of Class B Common Stock (a) shall nominate and elect two (2) directors who shall be known as the Class B Directors, and (b) in the event of the death, disability, removal, resignation or refusal to act of any or all of the Class B Directors, the holders of the Class B Common Stock, to the exclusion of the holders of all other classes of stock of the Corporation, shall nominate and elect one or more directors to fill the vacancy or vacancies so created by such death, disability, removal, resignation or refusal to act.


         Exhibit 1.2 - Pg. 21


                            ARTICLE IX

                HIGH QUORUM PROTECTIVE PROVISIONS

     Quorum. The presence in person or by proxy of the holders of record of all of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by the Colorado Business Corporation Act, by the Articles of Incorporation or by these Bylaws. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the stockholders present or represented, without any notice other than by announcement at the meeting, until a quorum shall attend. At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted if the meeting had been held as originally called.


                            ARTICLE X

                        PREEMPTIVE RIGHTS

      A shareholder of the corporation shall not be entitled to a preemptive or preferential right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of stock of the corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.


                            ARTICLE XI

                        CUMULATIVE VOTING

      The shareholders shall not be entitled to cumulative voting.


                           ARTICLE XII

                   SHARE TRANSFER RESTRICTIONS


         Exhibit 1.2 - Pg. 22


      The corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares or any interest therein. The board of directors is hereby authorized on behalf of the corporation to exercise the corporation's right to so impose such restrictions.


                           ARTICLE XIII

                   REGISTERED OFFICE AND AGENT

      The address of the initial registered office of the corporation shall be 17 West Cheyenne Mountain Boulevard, Colorado Springs, CO 80906, and the name of the initial registered agent at such address is Mark T. Thatcher, Esq. Either the registered office or the registered agent may be changed in the manner provided by law.

            THE UNDERSIGNED CONSENTS TO THE APPOINTMENT AS THE
                     INITIAL REGISTERED AGENT


                  ______________________________
                         REGISTERED AGENT


                           ARTICLE XIV

                        BOARD OF DIRECTORS

      The board of directors of the corporation shall consist of no more than nine (9) directors, and the names and addresses of the persons who are serving as directors until their successors are elected and shall qualify are as follows:

Name                     Title              Address
----                     -----              -------

Richard Nadeau, Jr.      President          1250 Turks Head Building
                                            Providence, RI 02903

James R. Simmons         Vice President     1250 Turks Head Building
                                            Providence, RI 02903

Mark T. Thatcher         Secretary          1250 Turks Head Building
                                            Providence, RI 02903


     The number of directors shall be fixed in accordance with the bylaws.


         Exhibit 1.2 - Pg. 23


                            ARTICLE XV

                         INDEMNIFICATION

      The corporation may:

      (A) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

      (B) The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

      (C) To the extent that a director, officer, employee, fiduciary or agent of a corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in (A) or (B) of this
Article XI or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

      (D) Any indemnification under (A) or (B) of this Article XI (unless ordered by a court) and as distinguished from (C) of this Article shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct


         Exhibit 1.2 - Pg. 24


set forth in (A) or (B) above. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

      (E) Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in (C) or (D) of this Article XI upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this Article XI.

      (F) The indemnification provided by this Article XI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

      (G) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under provisions of this Article XI.


                           ARTICLE XVI

              TRANSACTIONS WITH INTERESTED DIRECTORS

      No contract or other transaction between the corporation and one
(1) or more of its directors or any other corporation, firm, association, or entity in which one (1) or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest, or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or solely because their votes are counted for such purpose if:

      (A) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;


         Exhibit 1.2 - Pg. 25


      (B) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

      (C) The contract or transaction is fair and reasonable to the corporation.

      Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.


                           ARTICLE XVII

                      VOTING OF SHAREHOLDERS

      If a quorum is present, the affirmative vote of a majority of the outstanding shares represented at the meeting and entitled to vote thereon, or of any class or series, shall be the act of the shareholders.


         Exhibit 1.2 - Pg. 26


                          ARTICLE XVIII

                           INCORPORATOR

      The name and address of the incorporator is as follows:

          Name                     Address
          ----                     -------

          Mark T. Thatcher         17 W. Cheyenne Mtn. Blvd.
                                   Colorado Springs, CO 80906



         Exhibit 1.2 - Pg. 27